Exhibit 10.1

AMERISAFE, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of the          day of                  20    , by and between AMERISAFE, Inc., a Texas corporation (the “Corporation”), and                                          (“Indemnitee”).

RECITALS

A. It is critically important to the Corporation and its shareholders that the Corporation be able to attract and retain the most capable persons reasonably available to serve as directors and officers of the Corporation.

B. In recognition of the need for corporations to be able to induce capable and responsible persons to accept positions in corporate management, Texas law authorizes (and in some instances requires) corporations to indemnify their directors and officers, and further authorizes corporations to purchase and maintain insurance for the benefit of their directors and officers.

C. Federal legislation and rules adopted by the Securities and Exchange Commission and the national securities exchanges have imposed additional disclosure and corporate governance obligations on directors and officers of public companies and have exposed such directors and officers to new and substantially broadened civil liabilities.

D. These legislative and regulatory initiatives have also exposed directors and officers of public companies to a significantly greater risk of criminal proceedings, with attendant defense costs and potential criminal fines and penalties.

E. Indemnitee is a director and/or officer of the Corporation and his/her willingness to serve in such capacity is predicated, in substantial part, upon the Corporation’s willingness to indemnify him/her in accordance with the principles reflected above, to the full extent permitted by the laws of the State of Texas, and upon the other undertakings set forth in this Agreement.

F. Therefore, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service as a director and/or officer of the Corporation and to enhance Indemnitee’s ability to serve the Corporation in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Corporation’s Amended and Restated Certificate of Formation (the “Certificate”) or Amended and Restated Bylaws (the “Bylaws”) or any change in the composition of the Corporation’s Board of Directors (the “Board”)), the Corporation wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Article I) to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies.

G. In light of the considerations referred to in the preceding recitals, it is the Corporation’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

NOW, THEREFORE, in order to induce Indemnitee to continue to serve in his/her present capacity, the Corporation and Indemnitee hereby agree as follows:

ARTICLE I

Certain Definitions

As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

“Claim” means an actual or threatened claim or request for relief.

“Corporate Status” means the status of a person as a current or former director or officer of the Corporation or, at the request of the Corporation, as a current or former director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another foreign or domestic corporation, other enterprise or organization or employee benefit plan.

“Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding or Claim in respect of which indemnification is sought by Indemnitee.

“Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

“Governing Authority” means the person or group of persons entitled to manage and direct the affairs of the Corporation with respect to a matter under the Certificate, Bylaws or the Texas Business Organizations Code (the “TBOC”). The term includes the Board or other persons authorized to perform the functions of the Board. The term does not include an officer who is acting in the capacity of an officer.

“Governing Person” means a person serving as part of the Governing Authority of the Corporation.

“Incumbent Directors” means the individuals who, as of the date hereof, are directors of the Corporation and any individual becoming a director subsequent to the date hereof whose election, nomination for election by the Corporation’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then-Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-

12(c) under the Securities Exchange Act of 1934, as amended) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party in the Proceeding or Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Official Capacity” means (a) with respect to a Governing Person, the office of the Governing Person in the Corporation or the exercise of authority by or on behalf of the Governing Person under the Certificate, Bylaws or TBOC, and (b) with respect to a person other than a Governing Person, the elective or appointive office, if any, in the Corporation held by the person or the relationship undertaken by the person on behalf of the Corporation.

“Proceeding” means (a) a threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative (except one initiated by Indemnitee pursuant to Article V of this Agreement to enforce his/her rights under this Agreement), (b) an appeal of an action or proceeding described by paragraph (a) of this definition, and (c) an inquiry or investigation that could lead to an action or proceeding described by paragraph (a) of this definition.

ARTICLE II

Indemnification

Section 2.1 General. The Corporation shall indemnify, and advance Expenses to, Indemnitee to the full extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the right to be indemnified and to have Expenses advanced in all Proceedings to the full extent permitted by Title 1, Chapter 8 of the TBOC (or any successor provision). The provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article II.

Section 2.2 Additional Indemnity of the Corporation. Indemnitee shall be entitled to indemnification pursuant to this Section 2.2 if, by reason of his/her Corporate Status, he/she is, was or is threatened to be made a party to any Proceeding (except to the extent limited by Section 2.3). Pursuant to this Section 2.2, Indemnitee shall be indemnified against judgments, penalties, settlements, fines, excise or similar taxes, including excise taxes assessed against him/her with respect to an employee benefit plan, and reasonable Expenses actually incurred by him/her or on his/her behalf in connection with such Proceeding or any Claim therein, if (a)

he/she acted in good faith, (b) he/she reasonably believed: (i) in the case of conduct in his/her Official Capacity, that his/her conduct was in the Corporation’s best interests; and (ii) in any other case, that his/her conduct was not opposed to the Corporation’s best interests, and (c) in the case of a criminal Proceeding, he/she did not have a reasonable cause to believe his/her conduct was unlawful. Nothing in this Section 2.2 shall limit the benefits of Section 2.1 or any other Section hereunder.

Section 2.3 Limitation on Indemnity. The indemnification otherwise available to Indemnitee under Section 2.2 shall be limited to the extent set forth in this Section 2.3. In the event that Indemnitee is found liable to the Corporation or is found liable because Indemnitee improperly received a personal benefit (a) Indemnitee shall, with respect to the Claim in the Proceeding in which such finding is made, be indemnified only against reasonable Expenses actually incurred by him/her in connection with that Claim and (b) such indemnification will not include judgments, penalties, fines, excise or similar taxes, including excise taxes assessed against him/her with respect to an employee benefit plan. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any Claim in such Proceeding as to which Indemnitee shall have been adjudged to be liable for (a) willful or intentional misconduct in the performance of his/her duty to the Corporation, (b) breach of his/her duty of loyalty owed to the Corporation, or (c) an act or omission not committed in good faith that constitutes a breach of a duty owed by him/her to the Corporation; provided, however, that indemnification against such Expenses shall nevertheless be made by the Corporation to the extent that a court may order in accordance with Title 1, Chapter 8 of the TBOC (or any successor provision) or any other applicable law.

ARTICLE III

Expenses

Section 3.1 Expenses of a Party Who Is Wholly or Partly Successful. Indemnitee shall be indemnified against all reasonable Expenses actually incurred by him/her in connection with a Proceeding in which Indemnitee is a party by reason of his/her Corporate Status and in which Indemnitee is wholly successful, on the merits or otherwise, in the defense of such Proceeding. In the event that Indemnitee is not wholly successful, on the merits or otherwise, in a Proceeding but is successful, on the merits or otherwise, as to any Claim in such Proceeding, the Corporation shall indemnify Indemnitee against all reasonable Expenses actually incurred by him/her or on his/her behalf relating to each such Claim. For purposes of this Section 3.1 and without limitation, the termination of a Claim in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Claim.

Section 3.2 Expenses of a Witness. To the extent that Indemnitee is, by reason of his/her Corporate Status, a witness or otherwise participates in any Proceeding at a time when he/she is not named a defendant or respondent in the Proceeding, he/she shall be indemnified against all Expenses incurred by him/her or on his/her behalf in connection therewith.

Section 3.3 Advancement of Expenses. The Corporation shall pay or reimburse all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding or Claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article IV hereof within ten business days after the receipt by the Corporation of a written request from Indemnitee setting forth a written affirmation of his/her good faith belief that he/she has met the standard of conduct necessary for indemnification under applicable law, confirming his/her obligation under the last sentence of this Section 3.3 and requesting such payment, payments or reimbursement from time to time, whether prior to or after final disposition of such Proceeding or Claim. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Indemnitee hereby undertakes and agrees that he/she will repay the Corporation for any Expenses so paid or reimbursed to the extent that it shall ultimately be determined by a court in a final adjudication from which there is no further right of appeal, that Indemnitee has not met the standard of conduct necessary for indemnification under applicable law or is not entitled to be indemnified against such Expenses.

ARTICLE IV

Procedure for Determination of Right to Indemnification

Section 4.1 Request for Indemnification. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification for a Proceeding or Claim. The Secretary or an Assistant Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. If, at the time of the receipt of such request, the Corporation has directors’ and officers’ liability insurance in effect under which coverage for such Proceeding or Claim is potentially available, the Corporation shall give prompt written notice of such Proceeding or Claim to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Corporation shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Corporation and such insurers regarding the Proceeding or Claim, in each case substantially concurrently with the delivery or receipt thereof by the Corporation. The failure by Indemnitee to timely notify the Corporation of any Proceeding or Claim shall not relieve the Corporation from any liability hereunder unless, and only to the extent that, the Corporation did not otherwise learn of such Proceeding or Claim and such failure results in forfeiture by the Corporation of substantial defenses, rights or insurance coverage.

Section 4.2 Determination of Right to Indemnification.

(a) To the extent that Indemnitee shall have been wholly successful, on the merits or otherwise, in defense of any Proceeding or Claim or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against judgments, penalties, settlements, fines, excise or similar taxes, including excise taxes assessed against him/her with respect to an employee benefit plan, and reasonable Expenses actually incurred by him/her or on his/her behalf in connection with any such Proceeding or Claim or any issue or matter therein in accordance with Article II and no Standard of Conduct Determination (as defined in Section 4.2(b)) shall be required.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 4.1 hereof, a determination of whether Indemnitee has satisfied any applicable standard of conduct under Texas law that is a legally required condition precedent to indemnification of Indemnitee hereunder with respect to Indemnitee’s entitlement thereto (a “Standard of Conduct Determination”) shall be made in the specific case in accordance with Title 1, Chapter 8 of the TBOC (or any successor provision). Indemnitee will cooperate with the person or persons making such Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. The Corporation shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in so cooperating with the person or persons making such Standard of Conduct Determination.

(c) The Corporation shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 4.2(b) to be made as promptly as practicable. If (i) the person or persons empowered or selected under this Section 4.2 to make the Standard of Conduct Determination shall not have made a determination within 30 days after the later of (A) receipt by the Corporation of written notice from Indemnitee advising the Corporation of the final disposition of the applicable Proceeding or Claim (the date of such receipt being the “Notification Date”) and (B) the selection of special legal counsel, if such determination is to be made by special legal counsel, that is permitted under the provisions of Section 4.2(e) to make such determination, and (ii) Indemnitee shall have fulfilled his/her obligations set forth in the second sentence of Section 4.2(b), then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the 30-day limitation set forth in this Section 4.2(c) shall not apply and such period shall be extended as necessary if, within 30 days after receipt by the Corporation of the request for indemnification under Section 4.1, the Board has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 90 calendar days after such receipt and such determination is made thereat, or a special meeting of shareholders is called within 30 calendar days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 calendar days after having been so called and such determination is made thereat.

(d) If (i) Indemnitee shall be entitled to indemnification hereunder pursuant to Section 4.2(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Texas law is a legally required condition precedent to indemnification of Indemnitee hereunder, or (iii) Indemnitee has been determined or deemed pursuant to Section 4.2(b) or (c) to have satisfied any applicable standard of conduct under Texas law that is a legally required condition precedent to indemnification of Indemnitee hereunder, then the Corporation shall pay to Indemnitee, within five business days after the later of (x) the Notification Date in respect of the applicable Proceeding or Claim and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above shall have been satisfied, all reasonable Expenses incurred by him/her in connection with the applicable Proceeding or Claim.

(e) If a Standard of Conduct Determination is to be made by special legal counsel pursuant to Title 1, Chapter 8 of the TBOC (or any successor provision), such special legal counsel must be Independent Counsel (as defined in Article I hereof) and the Corporation shall give written notice to Indemnitee advising him/her of the identity of the special legal counsel so selected. Indemnitee may, within five business days after receiving written notice of selection from the Corporation, deliver to the Corporation a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the special legal counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Article 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as special legal counsel. If such written objection is properly and timely made and substantiated, (i) the special legal counsel so selected may not serve as special legal counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit, and (ii) the Corporation may, at its option, select an alternative special legal counsel and give written notice to Indemnitee advising him/her of the identity of the alternative special legal counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no special legal counsel that is permitted under the foregoing provisions of this Section 4.2(e) to make the Standard of Conduct Determination shall have been selected within 30 days after the Corporation gives its initial notice pursuant to the first sentence of this Section 4.2(e), Indemnitee may petition the courts of the State of Texas for resolution of any objection which shall have been made by Indemnitee to the Corporation’s selection of special legal counsel and/or for the appointment as special legal counsel of a person or firm selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as special legal counsel. In all events, the Corporation shall pay all of the reasonable fees and expenses of the special legal counsel incurred in connection with the special legal counsel’s determination pursuant to Section 4.2(b).

Section 4.3 No Other Presumption. The termination of any Proceeding or of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did meet the requirements for indemnification under Section 2.2. Indemnitee shall be deemed to have been found liable in respect of any Claim only after he/she shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

ARTICLE V

Certain Remedies of Indemnitee

Section 5.1 Indemnitee Entitled to Adjudication in an Appropriate Court. In the event (a) a determination is made pursuant to Article IV that Indemnitee is not entitled to indemnification under this Agreement, or (b) there has been any failure by the Corporation to make timely payment or advancement of any amounts due hereunder, Indemnitee shall be entitled to commence an action seeking an adjudication in an appropriate court of the State of Texas, or in any other court of competent jurisdiction, of his/her entitlement to such indemnification or advancement of Expenses. Indemnitee shall commence such action seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 5.1, or such right shall expire. The Corporation agrees not to oppose Indemnitee’s right to seek any such adjudication.

Section 5.2 Adverse Determination Not to Affect any Judicial Proceeding. In the event that a determination shall have been made pursuant to Article IV that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Article V shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding commenced pursuant to this Article V, the Corporation shall have the burden of proving, by clear and convincing evidence, that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

Section 5.3 Corporation Bound by Determination Favorable to Indemnitee in any Judicial Proceeding. If a determination shall have been made or deemed to have been made pursuant to Article IV that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Article V, absent a knowing misstatement by Indemnitee of a material fact, or a knowing omission of a material fact necessary to make a statement by Indemnitee not materially misleading, in connection with the request for indemnification.

Section 5.4 Corporation Bound by this Agreement. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Article V that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement.

Section 5.5 Indemnitee Entitled to Expenses of Judicial Proceeding. In the event that Indemnitee seeks a judicial adjudication of his/her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all reasonable expenses (of the types described in the definition of Expenses in Article I) incurred by him/her in such judicial adjudication but only if he/she prevails therein. If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses or other benefit sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for Indemnitee.

Section 5.6 No Diminishment of Rights. The Corporation shall not adopt any amendment to the Certificate or Bylaws the effect of which would be to deny, diminish or encumber Indemnitee’s rights to indemnity pursuant to the Certificate, Bylaws, the TBOC or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the “Effective Date”) upon which the amendment was approved by the Board or the shareholders of the Corporation, as the case may be. In the event that the Corporation shall adopt any amendment to the Certificate or Bylaws the effect of which is to so deny, diminish or encumber Indemnitee’s rights to indemnity, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof. No repeal or amendment of any law of the State of Texas shall in any way diminish or adversely affect the rights of Indemnitee pursuant to this Agreement in respect of any occurrence or matter arising prior to any such repeal or amendment.

ARTICLE VI

Miscellaneous

Section 6.1 Non-Exclusivity. The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate or Bylaws, any other agreement, vote of shareholders or a resolution of directors of the Corporation, or otherwise. No amendment or alteration of the Certificate or Bylaws or any provision thereof shall adversely affect Indemnitee’s rights hereunder and such rights shall be in addition to any rights Indemnitee may have under the Certificate, Bylaws, the TBOC or otherwise. To the extent that there is a change in the TBOC (whether by statute or judicial decision) which allows greater indemnification by agreement than would be afforded currently under the Certificate or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change.

Section 6.2 Insurance and Subrogation.

(a) For the duration of Indemnitee’s service as a director and/or officer of the Corporation, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding or Claim, the Corporation shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officer of the Corporation. The Corporation shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. Without limiting the generality or effect of the two immediately preceding sentences, the Corporation shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). In all policies of directors’ and officers’ liability insurance obtained by the Corporation, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Corporation’s directors and officers most favorably insured by such policy. The Corporation may, but shall not be required to, create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance Expenses pursuant to this Agreement.

(b) In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee’s successors).

Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Corporation).

(c) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 6.3 Defense of Claims. The Corporation shall be entitled to participate in the defense of any Proceeding or Claim or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Corporation to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Proceeding or Claim (including any impleaded parties) include both the Corporation and Indemnitee and Indemnitee shall conclude, based on the advice of counsel, that there may be one or more legal defenses available to him/her that are different from or in addition to those available to the Corporation, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding or Claim) at the Corporation’s expense. The Corporation shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or Claim effected without the Corporation’s prior written consent. The Corporation shall not, without the prior written consent of Indemnitee, effect any settlement of any Proceeding or Claim to which Indemnitee is, or could have been, a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Proceeding or Claim. Neither the Corporation nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

Section 6.4 Exculpation of Directors. If Indemnitee is or was a director of the Corporation, he/she shall not in that capacity be liable to the Corporation or its shareholders for monetary damages for an act or omission in Indemnitee’s capacity as a director, except that Indemnitee’s liability shall not be eliminated or limited for: (a) a breach of Indemnitee’s duty of loyalty to the Corporation or its shareholders, (b) an act or omission not committed in good faith that constitutes a breach of duty owed by Indemnitee to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which Indemnitee received an improper benefit, whether or not the benefit resulted from an action taken within the scope of Indemnitee’s office, or (d) an act or omission for which the liability of Indemnitee is expressly provided for by statute.

Section 6.5 Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another foreign or domestic corporation, other enterprise or organization or employee benefit plan, and thereafter shall survive until and terminate upon the later to occur of (a) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article V relating thereto, and (b) the expiration of all statutes of limitation applicable to possible Claims arising out of Indemnitee’s Corporate Status.

Section 6.6 Successors and Binding Agreement.

(a) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Corporation, by agreement in form and substance reasonably satisfactory to Indemnitee and his/her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Corporation and any successor to the Corporation, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Corporation whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Corporation” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Corporation.

(b) This Agreement shall inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

(c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 6.6(a) and 6.6(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 6.6(c), the Corporation shall have no liability to pay any amount so attempted to be assigned or transferred.

Section 6.7 Legal Fees and Expenses. It is the intent of the Corporation that Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to Indemnitee that the Corporation has failed to comply with any of its obligations under this Agreement or in the event that the Corporation or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Corporation irrevocably authorizes Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Corporation as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Corporation or any director, officer, shareholder or other person affiliated with the Corporation, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Corporation and such counsel, the Corporation irrevocably consents to Indemnitee’s entering into an attorney-client relationship with such counsel, and in that connection the Corporation and Indemnitee agree that a confidential relationship shall exist between Indemnitee and such counsel. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Corporation will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by Indemnitee in connection with any of the foregoing to the fullest extent permitted or required by the laws of the State of Texas in effect on the date hereof or as such laws may from time to time hereafter be amended or otherwise changed to increase the scope of such permitted or required payment of such fees and expenses.

Section 6.8 Notice by Each Party. Indemnitee agrees to promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder. The Corporation agrees to promptly notify Indemnitee in writing, as to the pendency of any Proceeding or Claim which may involve a claim against Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.

Section 6.9 Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 6.10 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 6.11 Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement. To the extent the Corporation previously entered into an agreement with Indemnitee providing for indemnification of and the advancement of Expenses to Indemnitee, the Corporation does not intend this Agreement to reduce or otherwise limit in any manner the Corporation’s obligations, or Indemnitee’s rights, under such prior agreement.

Section 6.12 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Agreement will have the same force and effectiveness as if such part or parts had never been included herein; provided, however, that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof declared to be invalid, unenforceable or void. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

Section 6.13 Notices. Unless otherwise expressly provided herein, all notices, requests, demands, consents, waivers, instructions, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, certified mail return receipt requested, first-class postage paid, addressed as follows: (i) if to the Corporation, AMERISAFE, Inc., 2301 Highway 190 West, DeRidder, Louisiana 70634, Attn: Secretary, and (ii) if to Indemnitee, at the address specified on the signature page of this Agreement, or to such other address or to such other individuals as any party shall have last designated by notice to the other parties. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 6.13.

Section 6.14 Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to the principles of conflict of laws. Each of the Corporation and Indemnitee hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts of the State of Texas and of any Federal court located in Harris County, Texas in connection with any actions or proceedings arising out of or relating to this Agreement.

Section 6.15 Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 6.16 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

AMERISAFE, INC.

By:
Name:
Title:

INDEMNITEE

[Name]

Indemnitee Notice Address: